FIFTH AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Fifth Amendment to Third Amended and Restated Loan Agreement (the “Fifth Amendment”) is dated February 13, 2004 and is made by and among Whitney National Bank (“Lender”), Conrad Shipyard, L.L.C. (“Borrower”), Orange Shipbuilding Company, Inc. (“Orange”) and Conrad Industries, Inc. (“Conrad”).

WHEREAS, Borrower and Guarantor have requested that Lender modify the Debt Service Coverage Ratio so that Borrower will not violate its terms and conditions;

WHEREAS, Lender is agreeable provided that the margin on the Libor Rate increases from 200 basis points to 225 basis points and Borrower complies with the Tangible Net Worth requirement set forth below; and

WHEREAS, the parties wish to amend that certain Third Amended and Restated Loan Agreement by and among Lender, Borrower, Orange and Conrad, dated July 18, 2002, as amended by the First Amendment to the Third Amended and Restated Loan Agreement, dated March 21, 2003, the Second Amendment to Third Amended and Restated Loan Agreement, dated as of May 9, 2003, the Third Amendment to Third Amended and Restated Loan Agreement, dated July 11, 2003, and the Fourth Amendment to Third Amended and Restated Loan Agreement, dated November 10, 2003 (collectively the “Loan Agreement”) as set forth below.

NOW THEREFORE, the parties hereby agree as follows:

1. As used herein, capitalized terms not defined herein shall have the meanings attributed to them in the Loan Agreement. The Loan Agreement is hereby amended by amending and restating the definition of “Libor Rate” in Section 1.01 as follows:

“Libor Rate” shall mean, effective as of the date of this Fifth Amendment, an interest rate per annum (rounded upward to the nearest hundredth of a percent (1/100 of 1%)) which is the offered quotation to Lender of the London interbank offered rate for U.S. Dollar deposits of amounts in immediately available funds in the London market for one month, two months, three months or six months as recorded by Bloomberg, L.P. or such other service used by Lender as an information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. Dollar Deposits, as determined by Lender as of the opening of business of Lender or as soon thereafter as practicable, plus the applicable margin of 225 basis points (2.25% percent). The Libor Rate shall be determined by Lender on the first Business Day of each Interest Period with the change in the Libor Rate to be effective as of such Business Day.

2. Section 5.01 of the Loan Agreement is hereby amended by amending and restating subsection (b) and by adding subsection (d) as follows:

Section 5.01. Financial Covenants. Borrower shall comply with the following Financial Covenants until the Loan has been paid in full:

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(b) Debt Service Coverage Ratio. Borrower on a consolidated basis with Guarantor and each Subsidiary shall maintain at all times during the existence of the Loan a Debt Service Coverage Ratio as follows:

(i)	As of September 30, 2004, a Debt Service Coverage Ratio of 1.00 calculated using the financial statements for the Second and Third quarters of 2004.

(ii)	As of December 31, 2004, a Debt Service Coverage Ratio of 1.15 calculated using the financial statements for the Second, Third and Fourth quarters of 2004.

(iii)	After December 31, 2004, a Debt Service Coverage Ratio of 1.25 calculated using the financial statements for the four previous quarters on a rolling basis.

* * *

(d) Tangible Net Worth. Borrower on a consolidated basis with Guarantor and each Subsidiary shall maintain a Tangible Net Worth of (i) at least $20,750,000.00 as of December 31, 2003 and (ii) at least $20,500,000.00 as of March 31, 2004 and June 30, 2004.

3. Lender does hereby waive any event which may be a Default as the result of Borrower on a consolidated basis with Guarantor and each Subsidiary not complying with the Debt Service Coverage Ratio in force prior to the effective date of this Fifth Amendment. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms and conditions of the Loan Agreement remain unaffected.

4. Except as provided above, Borrower, Orange and Conrad acknowledge and agree that this Fifth Amendment shall not constitute a waiver of any Default(s) under the Loan Agreement or any documents executed in connection therewith, all of Lender’s rights and remedies being preserved and maintained. Borrowers, Orange and Conrad hereby represent and warrant to Lender that no Default has occurred under the Loan Agreement and there has not occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, a Default under the Loan Agreement. Borrower, Orange and Conrad further acknowledge that the Collateral Documents and the continuing guaranties of Orange and Conrad remain in full force and effect and that the Collateral Documents and the continuing guaranties of Orange and Conrad continue to secure the payment and performance of the Obligations, as hereby amended, in accordance with their terms.

5. This Fifth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed.

LENDER: WHITNEY NATIONAL BANK		BORROWER: CONRAD SHIPYARD, L.L.C.

By:	/s/ EDGAR W. SANTA CRUZ, III		By:	/s/ LEWIS J. DERBES, JR.
	Edgar W. Santa Cruz, III Its: Vice President		Lewis J. Derbes, Jr. Its: Treasurer/Secretary and Manager

GUARANTORS: ORANGE SHIPBUILDING COMPANY, INC.

		By:	/s/ LEWIS J. DERBES, JR.
Lewis J. Derbes, Jr. Its: Secretary and Treasurer

CONRAD INDUSTRIES, INC.

		By:	/s/ LEWIS J. DERBES, JR.
Lewis J. Derbes, Jr. Its: Vice President and Chief Financial Officer